   As filed with the Securities and Exchange Commission on December 10, 1996
                                                          Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                       AWARD SOFTWARE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                   -----------

      CALIFORNIA                                         94-2893462
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   -----------

                            777 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 968-4433
          (Address and telephone number of principal executive offices)

                                   -----------

                             1995 STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 GEORGE C. HUANG
                        Chairman of the Board, President
                           and Chief Executive Officer
                            777 East Middlefield Road
                         Mountain View, California 94043
                                 (415) 968-4433

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:

                              JAMES C. KITCH, ESQ.
                             MATTHEW P. FISHER, ESQ.
                               COOLEY GODWARD LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                        Palo Alto, California 94306-2155
                                 (415) 843-5000

                                 --------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                       PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE      AMOUNT TO BE        OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE    AMOUNT OF REGISTRATION
       REGISTERED               REGISTERED                   (1)                          (1)                      FEE
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock                    1,349,709                 $1.00-$11.00                $7,382,145                  $2,237
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for options granted pursuant to the Registrant's 1995 Stock Option Plan and (b) the average of the bid and ask prices of Registrant's Common Stock on December 4, 1996 as reported on the Nasdaq National Market.

                                                         Exhibit Index at Page 6

The chart below details the calculations of the registration fee.


                                      NUMBER            OFFERING PRICE PER              AGGREGATE
SECURITIES                           OF SHARES                SHARE                  OFFERING PRICE
----------                           ---------                -----                  --------------
Shares issuable pursuant to
the 1995 Stock Option Plan            610,800              $1.00(1)(a)                 $610,800

Shares issuable pursuant to
the 1995 Stock Option Plan             32,105              $5.00(1)(a)                 $160,525

Shares issuable pursuant to
the 1995 Stock Option Plan              7,500              $6.00(1)(a)                  $45,000

Shares issuable pursuant to
the 1995 Stock Option Plan            261,250              $10.00(1)(a)              $2,612,500

Shares issuable pursuant to
the 1995 Stock Option Plan             42,500              $11.00(1)(a)                $467,500

Shares issuable pursuant to
the 1995 Stock Option Plan            245,554             $8.8125(1)(b)              $2,163,945

Shares issuable pursuant to
the 1996 Employee Stock
Purchase Plan                         150,000             $8.8125(1)(b)              $1,321,875

Proposed Maximum
Offering Price                                                                       $7,382,145

Registration Fee                                                                         $2,237


                                      iii.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Award Software International, Inc., a California corporation (the "Registrant" or the "Company"), with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

         (a) The Registrant's final prospectus filed October 25, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act").

         (b) The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC on June 5, 1996.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Bylaws provide that the Company will indemnify its directors, and may indemnify its officers, employees and other agents, to the fullest extent not prohibited by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into indemnity agreements with each of its directors and executive officers.

         In addition, the Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by California law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. This provision in the Amended and Restated Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct or knowing or culpable violations of law that the director believes to be contrary to the best interests of the Company or its shareholders, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper transactions between the director and the Company or for improper distributions to shareholders and loans to directors and officers, or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


                                       1.

                                  UNDERTAKINGS

         (C)      The undersigned Registrant hereby undertakes:

                  A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         I. To include any prospectus required by section
10(a)(3) of the Act;

                         II. To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         III. To include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (D) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (E) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       2.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1      Opinion of Cooley Godward LLP

23.1     Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1     Power of Attorney is contained on the signature pages.

99.1*    1995 Stock Option Plan, as amended

99.2*    Form of Incentive Stock Option

99.3*    Form of Nonstatutory Stock Option

99.4*    1996 Employee Stock Purchase Plan


--------------

*        Filed as an exhibit to the Registration Statement on Form S-1 (No.
         333-05107), as amended through the date hereof and incorporated by reference herein.


                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 10, 1996.

                                     AWARD SOFTWARE INTERNATIONAL, INC.


                                     By: \s\ George Huang
                                         ---------------------------------------
                                             George C. Huang
                                             Chairman of the Board, President
                                             and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George C. Huang and Kevin J. Berry, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       4.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                 DATE


\s\ George Huang              Chairman of the Board, President,     December 10, 1996
------------------------      Chief Executive Officer and
    George C. Huang           Director (Principal Executive
                              Officer)



\s\ Kevin Berry               Vice President, Finance, Chief        December 10, 1996
------------------------      Financial Officer and Secretary
    Kevin J. Berry           (Principal Financial and
                              Accounting Officer)




\s\ Cheng Ming Lee            Director                              December 10, 1996
------------------------
    Cheng Ming Lee



\s\ David S. Lee              Director                              December 10, 1996
------------------------
    David S. Lee


                              Director                              December __, 1996
------------------------
    Theodore L. Lieven



\s\ Masami Maeda              Director                              December 10, 1996
------------------------
    Masami Maeda




\s\ Anthony Sun                Director                             December 10, 1996
------------------------
    Anthony Sun



\s\ William Tai                 Director                            December 10, 1996
------------------------
    William P. Tai



                                       5.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION

5.1         Opinion of Cooley Godward LLP

23.1        Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1        Power of Attorney is contained on the signature page.

99.1*       1995 Stock Option Plan, as amended

99.2*       Form of Incentive Stock Option

99.3*       Form of Nonstatutory Stock Option

99.4*       1996 Employee Stock Purchase Plan

--------------

* Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-05107), as amended through the date hereof.


                                       6.